Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Sinnott
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results
Fiscal 2018 Revenues $22.7 billion
GAAP Loss per Share $3.32
Non-GAAP Earnings per Share $3.69

SAN DIEGO - November 7, 2018 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 30, 2018.

“We delivered a strong quarter, with Non-GAAP earnings per share above the high end of our prior expectations, on greater than expected chipset demand in QCT and lower operating expenses,” said Steve Mollenkopf, CEO of Qualcomm Incorporated.  “We are executing well on our strategic objectives, including driving the commercialization of 5G globally in 2019 and returning significant capital to our stockholders.”

GAAP Results*
Fourth Quarter Fiscal 2018

	Q4 Fiscal 2018	Q4 Fiscal 2017	Year-Over-Year Change	Q3 Fiscal 2018	Sequential Change
Revenues	$5.8B	$5.9B	(2%)	$5.6B	+4%
Operating (loss) income	($0.7B)	$0.3B	N/M	$0.9B	N/M
Net (loss) income [1]	($0.5B)	$0.2B	N/M	$1.2B	N/M
Diluted (loss) earnings per share [1]	($0.35)	$0.11	N/M	$0.82	N/M
Operating cash flow [2]	($0.4B)	$2.4B	N/M	$2.1B	N/M
1 Throughout this news release, net income and diluted (loss) earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated, and percentage changes are calculated based on the dollar amounts as disclosed in millions.
2 In the first quarter of fiscal 2018, we adopted new accounting guidance that changed the presentation of certain cash flows related to share-based awards in the statements of cash flows. As a result, prior period cash flow amounts presented in this news release have been adjusted to conform to the current year presentation as follows: net cash provided by operating activities for the fiscal fourth quarter and year ended September 24, 2017 increased by $7 million and $308 million, respectively, with corresponding offsets to net cash (used) provided by financing activities.

N/M - Not Meaningful

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 2 of 17

Fiscal 2018

	Fiscal 2018	Fiscal 2017	Year-Over-Year Change
Revenues	$22.7B	$22.3B	+2%
Operating income	$0.7B	$2.6B	(72%)
Net (loss) income	($4.9B)	$2.5B	N/M
Diluted (loss) earnings per share	($3.32)	$1.65	N/M
Operating cash flow	$3.9B	$5.0B	(22%)

Non-GAAP Results*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included within this news release.

Fourth Quarter Fiscal 2018

	Q4 Fiscal 2018	Q4 Fiscal 2017	Year-Over-Year Change	Q3 Fiscal 2018	Sequential Change
Revenues	$5.8B	$6.0B	(2%)	$5.6B	+4%
Operating income	$1.3B	$1.6B	(19%)	$1.4B	(10%)
Net income	$1.3B	$1.4B	(7%)	$1.5B	(15%)
Diluted earnings per share	$0.90	$0.92	(2%)	$1.01	(11%)

Fiscal 2018

	Fiscal 2018	Fiscal 2017	Year-Over-Year Change
Revenues	$22.7B	$23.2B	(2%)
Operating income	$5.6B	$7.1B	(21%)
Net income	$5.4B	$6.4B	(15%)
Diluted earnings per share	$3.69	$4.28	(14%)

* Beginning in the third quarter of fiscal 2017, GAAP and Non-GAAP results have been negatively impacted by our dispute with Apple and its contract manufacturers (who are our licensees). We did not record any QTL revenues in fiscal 2018 or the third or fourth quarters of fiscal 2017 for royalties due on sales of Apple’s products. We expect the actions taken by these companies will continue until these disputes are resolved. QTL revenues in the fourth fiscal quarter and fiscal 2018 included $100 million and

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 3 of 17

$600 million, respectively, received under an interim agreement with the other licensee in dispute (which dispute was previously disclosed). This represents a partial payment for royalties due after the second quarter of fiscal 2017 by that other licensee while negotiations continue. This payment does not reflect the full amount of royalties due under the underlying license agreement. We did not record any revenues from the third quarter of fiscal 2017 through the second quarter of fiscal 2018 for royalties due on the sales of the other licensee’s products. If we do not reach a final agreement with the other licensee, it may not make any other payments or may not make full payments under the existing license agreement. Royalty revenues related to the products of Apple’s contract manufacturers and the other licensee in dispute were approximately $1.7 billion in fiscal 2017.

The following should be considered in regard to the sequential and year-over-year comparisons:

•	Fiscal 2018 GAAP results included:

◦	$6.0 billion charge, or ($4.03) per share, related to the enactment of the Tax Cuts and Jobs Act (the Tax Legislation) in the United States in the first quarter of fiscal 2018.

◦
$2.0 billion charge, or ($1.41) per share, related to a termination fee paid to NXP Semiconductors N.V. (NXP) in the fourth quarter of fiscal 2018 resulting from the termination of the purchase agreement.

◦
$1.2 billion charge, or ($0.76) per share, for the fine imposed by the European Commission (EC) in the first quarter of fiscal 2018. We provided financial guarantees to satisfy the obligation in lieu of cash payment while we appeal the EC’s decision.

◦	$687 million of restructuring and restructuring-related charges, or ($0.37) per share, related to our Cost Plan that was announced in the second quarter of fiscal 2018.

◦	$676 million gain, or $0.48 per share, related to the settlement of the Taiwan Fair Trade Commission (TFTC) investigation in the fourth quarter of fiscal 2018.

•	Fiscal 2018 GAAP and Non-GAAP results included:

◦
$600 million of revenues, or $0.31 per share for GAAP and $0.30 per share for Non-GAAP (based on diluted shares of 1,463 million and 1,475 million, respectively), resulting from an interim agreement with the other licensee in dispute for royalties due after the second quarter of fiscal 2017, while negotiations continue.

•	Fiscal 2017 GAAP results included:

◦
$868 million charge, or ($0.49) per share, for the fine imposed by the Korea Fair Trade Commission (KFTC) in the first quarter of fiscal 2017 (additional impact of $59 million of related foreign exchange losses, resulting in a total charge of $927 million in fiscal 2017).

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 4 of 17

◦
$974 million reduction to revenues, or ($0.48) per share, related to the BlackBerry arbitration decision in the second quarter of fiscal 2017 (subsequent downward adjustment of $34 million to reflect the final award amount, resulting in a total reduction to revenues of $940 million in fiscal 2017).

◦	$778 million charge, or ($0.52) per share, for the fine imposed by the TFTC, which was accrued in the fourth quarter of fiscal 2017.

Segment Results
Fourth Quarter Fiscal 2018

(in millions, except percentages)	Q4 Fiscal 2018	Q4 Fiscal 2017	Year-Over-Year Change	Q3 Fiscal 2018	Sequential Change
QCT
Revenues	$4,647	$4,650	—%	$4,087	+14%
EBT [1]	$796	$973	(18%)	$607	+31%
EBT as % of revenues	17%	21%	(4%)	15%	+2%
MSMTM chip shipments	232	220	+5%	199	+17%
QTL
Revenues	$1,138	$1,213	(6%)	$1,465	(22%)
EBT	$739	$829	(11%)	$1,049	(30%)
EBT as % of revenues	65%	68%	(3%)	72%	(7%)
1 Earnings (loss) before taxes

Fiscal 2018

(in millions, except percentages)	Fiscal 2018	Fiscal 2017	Year-Over-Year Change
QCT
Revenues	$17,282	$16,479	+5%
EBT	$2,966	$2,747	+8%
EBT as % of revenues	17%	17%	—%
MSMTM chip shipments	855	804	+6%
QTL
Revenues	$5,163	$6,445	(20%)
EBT	$3,525	$5,175	(32%)
EBT as % of revenues	68%	80%	(12%)

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 5 of 17

Return of Capital to Stockholders
In the fourth quarter of fiscal 2018, following the termination of our agreement to acquire NXP, we announced a stock repurchase program authorizing us to repurchase up to $30.0 billion of our common stock, the large majority of which we expect to complete by the end of fiscal 2019. The following table summarizes stock repurchases, before commissions, and dividends paid during the fourth quarter and fiscal 2018 (in millions, except per-share amounts):

	Stock Repurchases		Dividends		Total
	Shares (1)	Amount	Per Share	Amount	Amount
Q4 fiscal 2018	254.6	$21,144	$0.62	$866	$22,010
Fiscal 2018	278.8	$22,569	$2.38	$3,466	$26,035

(1)
The fourth quarter and fiscal 2018 shares repurchased included an initial delivery of 178.4 million shares delivered and retired in September 2018 upon the initiation of three accelerated share repurchase (ASR) agreements and 76.2 million shares repurchased in August 2018 upon the completion of a tender offer.

At September 30, 2018, $8.9 billion remained authorized for repurchase under our stock repurchase program. Since September 30, 2018, we repurchased and retired 8.5 million shares of common stock for $542 million. On October 23, 2018, we announced a cash dividend of $0.62 per share payable on December 20, 2018 to stockholders of record as of the close of business on December 6, 2018.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $12.1 billion at the end of the fourth quarter of fiscal 2018, compared to $38.6 billion a year ago and $35.9 billion at the end of the third quarter of fiscal 2018. Stock repurchases and repayment of long-term debt significantly reduced our cash, cash equivalents and marketable securities balance at the end of the fourth quarter of fiscal 2018.

Effective Income Tax Rates
Our fiscal 2018 annual effective income tax rates were 1,048% provision for GAAP and 1% provision for Non-GAAP. The fiscal 2018 GAAP effective tax rate included the impact of the Tax Legislation, the EC fine and the TFTC settlement, which are not deductible for tax purposes, and the NXP termination fee, which did not result in a tax benefit after the consideration of realizability of such charge. The effective income tax rates for the fourth quarter of fiscal 2018 were 36% benefit for GAAP and 1% benefit for Non-GAAP. Our GAAP effective income tax rate for fourth quarter of fiscal 2018 was different than our prior guidance of 10% benefit as a result of the impact of the NXP termination fee, which was not included in our guidance estimate for the fourth quarter of fiscal 2018.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 6 of 17

As a result of the Tax Legislation, we recorded a charge of $5.7 billion to income tax expense in fiscal 2018, primarily comprised of $5.2 billion related to the estimated Toll Charge and $438 million resulting from the remeasurement of U.S. deferred tax assets and liabilities that existed at the end of fiscal 2017 at a lower enacted corporate income tax rate. The cash amount we estimate will be paid for the Toll Charge, net of tax credit carryforwards and tax credits generated through fiscal 2018, is $2.5 billion and is payable in installments over eight years beginning on January 15, 2019.

First Quarter Fiscal 2019
As a result of the Tax Legislation, in fiscal 2019, several of our foreign subsidiaries will make tax elections to be treated as U.S. branches for federal income tax purposes effective beginning in fiscal 2018 and fiscal 2019. These elections will result in an estimated income tax benefit of $525 million to $575 million, which will be recorded discretely in the first quarter of fiscal 2019. Our first quarter of fiscal 2019 GAAP and Non-GAAP outlook includes the estimated impact of these elections.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment, certain derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

We will adopt new revenue recognition guidance in the first quarter of fiscal 2019, which requires us to estimate and recognize QTL royalties in the period in which the associated sales occur, resulting in an acceleration of royalty revenues by one quarter. As a result of estimation, adjustments will be recorded in subsequent quarters based on the actual amounts of royalties reported by licensees.

Our financial guidance for the first quarter of fiscal 2019 excludes QTL revenues for royalties due on sales of Apple products by Apple’s contract manufacturers as well as sales of products by the other licensee in

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 7 of 17

dispute, as we expect the actions taken by these companies will continue until the respective disputes are resolved. Our financial guidance for the first quarter of fiscal 2019 does not include the final $100 million payment received under the interim agreement by the other licensee that was collected in the first quarter of fiscal 2019 since such amount will be recognized as an adjustment to our opening retained earnings balance upon adoption of the new revenue recognition guidance.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 8 of 17

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary and Reconciliation

	Q1 FY18 Results (1)		Current Guidance Q1 FY19 Estimates (2)(3)(4)
Revenues	$6.1B		$4.5B - $5.3B
Year-over-year change			decrease 13% - 26%
GAAP diluted earnings (loss) per share (EPS)	($4.03)		$0.78 - $0.88
Year-over-year change			N/M
Less diluted EPS attributable to QSI	$0.01		($0.02)
Less diluted EPS attributable to share-based compensation	($0.13)		($0.16)
Less diluted EPS attributable to other items	($4.89)		($0.09)
Non-GAAP diluted EPS	$0.98		$1.05 - $1.15
Year-over-year change			increase 7% - 17%
Other Information
MSM chip shipments	237	M	175M - 195M
Year-over-year change			decrease 18% - 26%
QTL revenues	$1.3B		$1.0B - $1.1B
Year-over-year change			decrease 15% - 23%

(1)
The first quarter of fiscal 2018 results excluded QTL revenues for royalties due on sales of Apple’s products by Apple’s contract manufacturers, as well as sales of products by the other licensee in dispute. Diluted EPS attributable to other items for the first quarter of fiscal 2018 was primarily attributable to a $6.0 billion charge resulting from the Tax Legislation, a $1.2 billion charge related to the fine imposed by the EC and acquisition-related items.

(2)
Our financial guidance for the first quarter of fiscal 2019 excludes QTL revenues for royalties due on sales of Apple’s products by Apple’s contract manufacturers, as well as sales of products by the other licensee in dispute, as we expect the actions taken by these licensees will continue until the respective disputes are resolved.

(3)	Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2019 is primarily attributable to acquisition-related items and restructuring and restructuring-related items.

(4)
As a result of the Tax Legislation, we made certain tax elections in the first quarter of fiscal 2019, which will result in an estimated income tax benefit of $525 million to $575 million, which is included in our first quarter of fiscal 2019 guidance for GAAP and Non-GAAP diluted EPS.

N/M - Not Meaningful
Sums may not equal total due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 9 of 17

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results ($ and shares in millions, except per share data):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)		Non-GAAP Results
Q4 FISCAL 2018
Revenues	$5,803	$20	$—	($50)	(c)	$5,833
Operating (loss) income	(654)	2	(224)	(1,712)		1,280
EBT	(775)	(20)	(224)	(1,800)		1,269
EBT as % of revenues	N/M					22%
Net (loss) income	(493)	(11)	(195)	(1,567)		1,280
Diluted EPS (d)	($0.35)	($0.01)	($0.14)	($1.10)		$0.90
Diluted shares (d)	1,417	1,429	1,429	1,429		1,429
Q3 FISCAL 2018
Revenues	$5,599	$20	$—	($50)		$5,629
Operating income (loss)	925	2	(189)	(312)		1,424
EBT	956	(7)	(189)	(264)		1,416
EBT as % of revenues	17%					25%
Net income (loss)	1,219	(5)	(155)	(129)		1,508
Diluted EPS	$0.82	$0.00	($0.10)	($0.09)		$1.01
Diluted shares	1,487	1,487	1,487	1,487		1,487
Q4 FISCAL 2017
Revenues	$5,905	$43	$—	($95)		$5,957
Operating income (loss)	333	22	(204)	(1,063)		1,578
EBT	434	28	(204)	(1,065)		1,675
EBT as % of revenues	7%					28%
Net income (loss)	168	25	(153)	(1,079)		1,375
Diluted EPS	$0.11	$0.02	($0.10)	($0.73)		$0.92
Diluted shares	1,488	1,488	1,488	1,488		1,488
FISCAL 2018
Revenues	$22,732	$100	$—	($100)	(c)	$22,732
Operating income (loss)	742	23	(883)	(4,018)		5,620
EBT	513	24	(883)	(4,132)		5,504
EBT as % of revenues	2%					24%
Net (loss) income	(4,864)	22	(743)	(9,586)		5,443
Diluted EPS (d)	($3.32)	$0.01	($0.50)	($6.53)		$3.69
Diluted shares (d)	1,463	1,475	1,475	1,475		1,475
FISCAL 2017
Revenues	$22,291	$113	$—	($1,057)		$23,235
Operating income (loss)	2,614	38	(914)	(3,604)		7,094
EBT	3,020	65	(914)	(3,641)		7,510
EBT as % of revenues	14%					32%
Net income (loss)	2,466	46	(753)	(3,213)		6,386
Diluted EPS	$1.65	$0.03	($0.51)	($2.16)		$4.28
Diluted shares	1,490	1,490	1,490	1,490		1,490

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” sections herein. Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(c)
In the fourth quarter and fiscal 2018, other items excluded from Non-GAAP revenues consisted of reductions to licensing revenues related to a portion of a business arrangement that resolved a legal dispute.

(d)
As a result of the net loss in our GAAP results in the fourth quarter and fiscal 2018, all of the common share equivalents issuable under share-based compensation plans had an anti-dilutive effect and were therefore excluded from the computation of GAAP diluted loss per share. The diluted EPS impacts of a $5.7 billion charge resulting from the Tax Legislation recorded in fiscal 2018 was calculated using the GAAP diluted shares. Amounts in all other columns included the common share equivalents issuable under share-based compensation plans in the calculation of diluted earnings per share because the Company reported Non-GAAP net income.

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 10 of 17

Supplemental Information and Reconciliations
(Unaudited)

Q4 FISCAL 2018
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a)	Non-GAAP Results
Cost of revenues	$2,850	$15	$8	$114	$2,713
Research and development (R&D) expenses	1,388	—	146	1	1,241
Selling, general and administrative (SG&A) expenses	689	3	70	17	599
Other expenses	1,530	—	—	1,530	—
Interest expense	207	—	—	36	171
Investment and other income (loss), net	86	(22)	—	(52)	160	(b)

(a)
Other items excluded from Non-GAAP results included a $2.0 billion charge related to the NXP termination fee, $265 million of restructuring and restructuring-related charges related to our Cost Plan, $162 million of acquisition-related charges and $6 million of interest expense related to the EC fine, partially offset by a $676 million gain related to the TFTC settlement and $7 million of foreign currency transaction gains related to the EC and TFTC fines, net of associated losses on derivative instruments.

(b)
Included $155 million in interest and dividend income, $10 million in net foreign currency gains and $8 million in net realized gains on investments, partially offset by $12 million in equity in net losses of investees and $1 million of net losses on derivative instruments.

FISCAL 2018
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (c)	Non-GAAP Results
Cost of revenues	$10,244	$65	$38	$449	$9,692
Research and development (R&D) expenses	5,625	—	594	7	5,024
Selling, general and administrative (SG&A) expenses	2,986	12	251	327	2,396
Other expenses	3,135	—	—	3,135	—
Interest expense	768	—	—	64	704
Investment and other income (loss), net	539	1	—	(50)	588	(d)

(c)
Other items excluded from Non-GAAP results included a $2.0 billion charge related to a termination fee paid to NXP, a $1.2 billion charge related to the fine imposed by the EC, $836 million of acquisition-related charges, $687 million of restructuring and restructuring-related charges related to our Cost Plan and $10 million of interest expense related to the EC fine, partially offset by a $676 million gain related to the TFTC settlement and $8 million of foreign currency transaction gains related to the EC and TFTC fines, net of associated losses on derivative instruments.

(d)
Included $602 million in interest and dividend income, $31 million in net realized gains on investments and $4 million in net foreign currency gains, partially offset by $49 million in equity in net losses of investees.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 11 of 17

Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

($ in millions)	GAAP Results	Less QSI		Less Share-Based Compensation	Less Other Items (b) (c)	Non-GAAP Results
Q4 FISCAL 2018
(Loss) income before income taxes	$(775)	$(20)		$(224)	$(1,800)	$1,269
Income tax benefit	282	9		29	233	11
Net (loss) income	$(493)	$(11)		$(195)	$(1,567)	$1,280

Tax rate	36%	0%	(a)	4% (a)	33% (a)	(1%)
FISCAL 2018
Income (loss) before income taxes	$513	$24		$(883)	$(4,132)	$5,504
Income tax (expense) benefit	(5,377)	(2)		140	(5,454)	(61)
Net (loss) income	$(4,864)	$22		$(743)	$(9,586)	$5,443

Tax rate	1,048%	0%	(a)	(7%) (a)	1,054% (a)	1%

(a)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(b)
In the fourth quarter of fiscal 2018, the tax benefit in the “Other Items” column included a benefit of $80 million for the combined effect of other items in EBT, a $66 million benefit to reconcile the tax provision for each column to the total GAAP tax provision for the quarter, a $64 million net benefit related to the refinement of estimates related to the combined effect of the Toll Charge, the remeasurement of deferred tax assets and liabilities and our decision to no longer indefinitely reinvest certain foreign earnings, all of which relate to the Tax Legislation, and a $37 million tax benefit for the tax effect of acquisition-related items in EBT, partially offset by tax expense of $14 million related to the revaluation of deferred tax assets that existed at the end of fiscal 2017 due to a new tax incentive agreement in Singapore.

(c)
In fiscal 2018, the estimated annual effective tax rate for the “Other Items” column included a $5.8 billion charge related to the combined effect of the Toll Charge, the remeasurement of deferred tax assets and liabilities and our decision to no longer indefinitely reinvest certain foreign earnings, all of which relate to the Tax Legislation, and an $8 million increase in unrecognized tax benefits, partially offset by tax benefits of $147 million for the tax effect of acquisition-related items in EBT, $165 million for the combined effect of other items in EBT and $2 million from a new tax incentive agreement in Singapore.

Conference Call
Qualcomm’s fiscal fourth quarter 2018 earnings conference call will be broadcast live on November 7, 2018, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13684055.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 12 of 17

GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results used herein are presented herein.

The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income (loss) and diluted earnings (loss) per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 13 of 17

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material.

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The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

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Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In fiscal 2018, the Company excluded the full impact of the Toll Charge, including the portion that relates to earnings and profits of U.S.-owned foreign subsidiaries generated in the first quarter of fiscal 2018.

About Qualcomm
Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries.  As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT - including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio.  Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit www.qualcomm.com.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 14 of 17

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: executing on our strategic objectives, including driving the commercialization of 5G globally in 2019 and returning significant capital to our stockholders; our expectation that Apple and its contract manufacturers who did not pay royalties due will continue such actions until their respective disputes are resolved; the possibility that the other licensee in dispute may not make any other payments or may not make full payments under the underlying license agreement if we do not reach a final agreement, and the financial impact thereof; our estimates regarding the impact on us of the Tax Legislation and our adoption of new revenue recognition guidance; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, and effective tax rates. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, or actions of quasi-governmental bodies or standards or industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise; the enforcement and protection of our intellectual property rights; our ability to extend our technologies, products and services into new and expanded product areas and adjacent industry segments; risks associated with operation and control of manufacturing facilities of our joint venture, RF360 Holdings; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio, and which may be impacted by the proliferation of devices in new industry segments such as automotive and IoT, and the need to extend license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments or our ability to consummate planned strategic acquisitions; our cost plan; our compliance with laws, regulations, policies and standards; our use of open source software; our stock price and earnings volatility; our indebtedness and our significant stock repurchase program; security breaches or other misappropriation of our intellectual property or proprietary or confidential information; potential tax liabilities; global, regional or local economic conditions or political actions that impact the industries in which we operate; our ability to attract and retain qualified employees; foreign currency fluctuations; and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
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Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. Other products and brand names may be trademarks or registered trademarks of their respective owners.

MSM is a product of Qualcomm Technologies, Inc.

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 15 of 17

Qualcomm Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 30, 2018	September 24, 2017
ASSETS
Current assets:
Cash and cash equivalents	$11,777	$35,029
Marketable securities	311	2,279
Accounts receivable, net	2,904	3,632
Inventories	1,693	2,035
Other current assets	699	618
Total current assets	17,384	43,593
Marketable securities	35	1,270
Deferred tax assets	904	2,900
Property, plant and equipment, net	2,975	3,216
Goodwill	6,498	6,623
Other intangible assets, net	2,955	3,737
Other assets	1,935	4,147
Total assets	$32,686	$65,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,825	$1,971
Payroll and other benefits related liabilities	1,081	1,183
Unearned revenues	500	502
Short-term debt	1,005	2,495
Other current liabilities	6,825	4,756
Total current liabilities	11,236	10,907
Unearned revenues	1,620	2,003
Income taxes payable	2,312	—
Long-term debt	15,365	19,398
Other liabilities	1,225	2,432
Total liabilities	31,758	34,740

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,219 and 1,474 shares issued and outstanding, respectively	—	274
Retained earnings	663	30,088
Accumulated other comprehensive income	265	384
Total stockholders’ equity	928	30,746
Total liabilities and stockholders’ equity	$32,686	$65,486

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 16 of 17

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Revenues:
Equipment and services	$4,650	$4,698	$17,400	$16,647
Licensing	1,153	1,207	5,332	5,644
Total revenues	5,803	5,905	22,732	22,291
Costs and expenses:
Cost of revenues	2,850	2,653	10,244	9,792
Research and development	1,388	1,397	5,625	5,485
Selling, general and administrative	689	742	2,986	2,658
Other	1,530	780	3,135	1,742
Total costs and expenses	6,457	5,572	21,990	19,677
Operating (loss) income	(654)	333	742	2,614
Interest expense	(207)	(164)	(768)	(494)
Investment and other income, net	86	265	539	900
Income (loss) before income taxes	(775)	434	513	3,020
Income tax benefit (expense)	282	(266)	(5,377)	(555)
Net (loss) income	(493)	168	(4,864)	2,465
Net loss attributable to noncontrolling interests	—	—	—	1
Net (loss) income attributable to Qualcomm	$(493)	$168	$(4,864)	$2,466

Basic (loss) earnings per share attributable to Qualcomm	$(0.35)	$0.11	$(3.32)	$1.67
Diluted (loss) earnings per share attributable to Qualcomm	$(0.35)	$0.11	$(3.32)	$1.65
Shares used in per share calculations:
Basic	1,417	1,476	1,463	1,477
Diluted	1,417	1,488	1,463	1,490

Qualcomm Announces Fourth Quarter and Fiscal 2018 Results	Page 17 of 17

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Operating Activities:
Net (loss) income	$(493)	$168	$(4,864)	$2,465
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	396	397	1,561	1,461
Income tax provision (less than) in excess of income tax payments	(471)	67	4,502	(400)
Non-cash portion of share-based compensation expense	224	204	883	914
Net realized gains on marketable securities and other investments	(24)	(156)	(124)	(530)
Indefinite and long-lived asset impairment charges	177	—	273	76
Impairment losses on marketable securities and other investments	35	15	75	177
Other items, net	105	131	129	146
Changes in assets and liabilities:
Accounts receivable, net	264	(83)	734	(1,104)
Inventories	92	(18)	337	(200)
Other assets	(60)	58	30	169
Trade accounts payable	202	498	(94)	(45)
Payroll, benefits and other liabilities	(827)	1,225	687	2,103
Unearned revenues	(56)	(82)	(234)	(231)
Net cash (used) provided by operating activities	(436)	2,424	3,895	5,001
Investing Activities:
Capital expenditures	(159)	(262)	(784)	(690)
Purchases of available-for-sale marketable securities	(101)	(3,553)	(5,936)	(19,062)
Proceeds from sales and maturities of available-for-sale securities	83	22,072	9,188	41,715
Purchases of other marketable securities	—	(5)	(49)	(710)
Proceeds from sales and maturities of other marketable securities	50	706	50	706
Release (deposits) of investments designated as collateral	2,000	—	2,000	(2,000)
Acquisitions and other investments, net of cash acquired	(134)	(143)	(326)	(1,544)
Proceeds from other investments	15	5	222	23
Other items, net	12	(15)	16	25
Net cash provided by investing activities	1,766	18,805	4,381	18,463
Financing Activities:
Proceeds from short-term debt	1,746	1,710	11,131	8,558
Repayment of short-term debt	(3,929)	(1,711)	(11,127)	(9,309)
Proceeds from long-term debt	—	—	—	10,953
Repayment of long-term debt	(3,929)	—	(5,500)	—
Release of deposit to redeem long-term debt	2,831	—	—	—
Proceeds from issuance of common stock	216	166	603	497
Repurchases and retirements of common stock	(21,155)	(315)	(22,580)	(1,342)
Dividends paid	(866)	(841)	(3,466)	(3,252)
Payments of tax withholdings related to vesting of share-based awards	(7)	(5)	(280)	(268)
Payment of purchase consideration related to RF360 joint venture	—	(115)	(157)	(115)
Other items, net	(57)	(18)	(111)	(151)
Net cash (used) provided by financing activities	(25,150)	(1,129)	(31,487)	5,571
Effect of exchange rate changes on cash and cash equivalents	(22)	20	(41)	48
Net (decrease) increase in cash and cash equivalents	(23,842)	20,120	(23,252)	29,083
Cash and cash equivalents at beginning of period	35,619	14,909	35,029	5,946
Cash and cash equivalents at end of period	$11,777	$35,029	$11,777	$35,029